UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2023

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, TX	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 614-7240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

MGR Note and Commitment Shares

On April 14, 2023, Digerati Technologies, Inc. (the “Company”) entered into a convertible promissory note (the “MGR Note”) with MGR Limited Partnership (“MGR”). Pursuant to the MGR Note, the Company issued a promissory note and shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to MGR. The aggregate principal amount of the note was approximately $275,000 with an original issue discount of $25,000. The actual amount of the purchase price the Company received was $250,000. The maturity date of the MGR Note is the earlier of (i) October 14, 2023, or (ii) the thirtieth (30th) day following the Company’s up-list transaction on the Nasdaq Capital Market (the “Uplist”). When the promissory note is convertible, the conversion price will be $0.10 per share.

MGR shall have the right, on any calendar day, at any time on or following the date of the Uplist, to convert up to 50% of the principal amount that is outstanding on the MGR Note into shares of the Common Stock. In connection with the purchase of the MGR Note, the Company issued 358,000 shares of Common Stock to MGR (the “Commitment Shares”).

Lucas Ventures Note and Inducement Shares

On May 9, 2023, the Company and Lucas Ventures, LLC (“LV”) entered into a securities purchase agreement (the “LV SPA”) whereby the Company issued a convertible promissory note to LV (the “LV Note”).

The aggregate principal amount of the LV Note was $55,000 with an original issue discount of $5,000. The gross proceeds the Company received prior to payment of transaction expenses was $50,000. The LV Note has a maturity date of February 9, 2024. The LV Note can be converted into shares of Common Stock at any time on or following the earlier of (i) November 9, 2023 or (ii) the day the Common Stock is listed on Nasdaq or the NYSE American. The conversion price will be the greater of (i) $0.10 per share, or (ii) 25% discount to the up-listing price or the offering/underwriting price concurrent with the Uplist.

In connection with the purchase of the LV Note and pursuant to the LV SPA, the Company issued 300,000 shares of Common Stock to LV (the “Inducement Shares”).

The foregoing summary of the MGR Note, LV SPA and the LV Note contains only a brief description of the material terms of each such document and such description is qualified in its entirety by reference to the full text of the MGR Note, LV SPA and the LV Note, filed herewith as Exhibits 4.1, 10.1 and 4.2, respectively, and each such document is incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the MGR Note and LV Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the MGR Note, the LV Note, the Commitment Shares, the Inducement Shares, and the shares of Common Stock underlying the MGR Note and the LV Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The already issued MGR Note, the Commitment Shares, the LV Note and the Inducement Shares and the to be issued shares of Common Stock underlying the MGR Note and LV Note were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but, as the case may be, qualified, or will qualify, for exemption under Section 4(a)(2) of the Securities Act. The securities, as the case may be, were, or will be, exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company as the case may be, did not, or will not, involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, each of MGR and LV had the necessary investment intent as required by Section 4(a)(2) since each of MGR and LV agreed to, and as the case may be, received or will receive, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities, as the case may be, would not or will not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note issued by Digerati Technologies, Inc. to MGR Limited Partnership, dated April 14, 2023
4.2	Convertible Promissory Note issued by Digerati Technologies, Inc. to Lucas Ventures, LLC, dated May 9, 2023
10.1	Securities Purchase Agreement by and between Digerati Technologies, Inc. and Lucas Ventures, LLC, dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2023	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

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